Exhibit 3.2
RESTATED BYLAWS
OF
ATLANTIC AMERICAN CORPORATION
(As amended through February 22, 2007)
ARTICLE 1.
OFFICES AND REGISTERED AGENT
     1.1 Registered Offices and Registered Agent. The initial registered office of the corporation and the initial registered agent of the corporation at said office shall be as set forth in the Articles of Incorporation of the corporation. The registered office of the corporation and the registered agent of the corporation at such office may be changed from time to time by the corporation in the manner specified by law.
     1.2 Additional Offices. The corporation may establish offices at such other place or places both within and without the State of Georgia as the Board of Directors may from time to time determine.
ARTICLE 2.
MEETINGS OF SHAREHOLDERS
     2.1 Place and Time of Meetings. Meetings of the shareholders shall be held at the registered office of the corporation, or at such other place either within or without the State of Georgia as the Board of Directors or the Shareholders may from time to time select, at such time as may be fixed by the Board of Directors or the Shareholders.
     2.2 Annual Meeting. An annual meeting of the Shareholders shall be held on the second Tuesday of the fourth month following the end of the fiscal year of the corporation, if not a legal holiday, and if a legal holiday, then on the next regular business day following the legal holiday, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.
     2.3 Special Meetings. Special meetings of the Shareholders may be called at any time by the Chairman of the Board of Directors, by the President, by a majority of the Board of Directors, or by the holder or holders of not less than twenty-five percent (25%) of the capital stock of the corporation issued and outstanding and entitled to vote in an election of directors.
     2.4 Notice of Meeting. Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, either by hand or first-class mail, by or at the direction of the President, the Secretary or the other person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with first-class postage thereon prepaid, addressed to the Shareholder at his address as it appears on the stock transfer books of the corporation.
     2.5 Wavier of Notice. Notice of a meeting need not be given to any Shareholder who signs a wavier of notice, in person or by proxy, either before or after the meeting; and a Shareholder’s wavier shall be deemed the equivalent of giving notice. Attendance of a Shareholder at a meeting either in person or by proxy, shall of itself constitute wavier of notice and wavier of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Unless otherwise specified herein, neither the business transacted nor the purpose of the meeting need be specified in the wavier.
     2.6 Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of Shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Shareholders, unless the vote of a greater number or voting by classes or series is required by the Georgia Business Corporation Code. When a quorum is once present to organize a meeting, the Shareholders present may continue to do business at the meeting or any adjournment thereof notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.
     2.7 Adjournment. Any meeting of the Shareholders may be adjourned by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present. Notice of the adjourned meeting or of the business to be transacted at such meeting shall not be necessary, provided the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which could have been transacted at the meeting originally called.
     2.8 Voting Rights. Each Shareholder shall be entitled at each Shareholders’ meeting to one vote for each share of capital stock having voting power held by such Shareholder.
     2.9 Proxies. A Shareholder entitled to vote may vote in person or by proxy executed in writing by the Shareholder or by his attorney-in-fact. A proxy shall not be valid after eleven months from the date of its execution unless a longer period is expressly stated in such proxy.
     2.10 Action by Consent of Shareholders. Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if written consent setting forth the action so taken shall be signed by all the Shareholders entitled to vote with respect to the subject matter thereof and such consent shall be filed with the Secretary of the corporation. Such consent shall have the same force and effect as a unanimous vote of the Shareholders.
ARTICLE 3.
DIRECTORS
     3.1 Number, Qualification and Term of Office. The Board of Directors shall have the power to manage and administer the business and affairs of the corporation. The Board of Directors shall consist of not less than five (5) nor more than fifteen (15) members, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may increase the number of Directors to a number which (i) does not exceed by more than two (2) the number of Directors last elected by Shareholders where such number was eight or less, or (ii) to a number which does not exceed by more than four (4) the number of Directors last elected by Shareholders where such number was nine or more, but in no event shall the number of Directors exceed fifteen (15). The directors shall be natural persons of the age of eighteen years or over, but need not be residents of the State of Georgia or hold shares of stock in the corporation. At the first annual meeting of the Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death, or incapacity to serve.
     3.2 Vacancies. When any vacancy occurs among Directors, whether by increase in members of the Board of Directors or otherwise, a majority of the remaining members of the Board of Directors may appoint a Director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting called for that purpose, but the remaining Directors may continue to act without any such appointment.
     3.3 Compensation. Directors shall not receive a salary for their services as Directors; but, by resolution of the Board, a fixed sum and expenses of attendance may be allowed for attendance at each meeting of the Board. A Director may serve the corporation in a capacity other than that of Director and receive compensation for the services rendered in that other capacity.
ARTICLE 4.
MEETINGS OF THE BOARD
     4.1 Place and Time of Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Georgia as the Board of Directors may from time to time designate.

     4.2 Annual Meeting. The Board of Directors shall meet each year immediately following the annual meeting of the Shareholders at the place that meeting has been held for the purpose of electing officers and for the consideration of other business.
     4.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President or by any two Directors.
     4.4 Notice of Meetings. Notice of annual meeting of the Board of Directors need not be given. Written notice of each special meeting setting forth the time and place of the meeting shall be given to each Director at least two days before the meeting. This notice may be given either by hand or by sending a copy of the notice through the United States mail or by telegram, charges prepaid, to the address of each Director appearing on the books of the corporation. No notice of any meeting of the Board of Directors need state the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors.
     4.5 Waiver of Notice. A Director may waive in writing notice of a special meeting of the Board either before or after the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting unless he attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.
     4.6 Quorum. At meetings of the Board of Directors, a majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is present, the acts of a majority of the Directors in attendance shall be the acts of the Board.
     4.7 Adjournment. A meeting of the Board of Directors may be adjourned by a majority of the Directors present, whether or not a quorum exists. Notice of the time and place of the adjourned meeting and of the business to be transacted thereat, other than by announcement at the meeting at which the adjournment is taken, shall not be necessary. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.
     4.8 Action by Consent. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, and filed with the minutes of the proceedings of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote.
ARTICLE 5.
OFFICERS
     5.1 Officers. The officers of the corporation shall consist of a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Secretary and Treasurer. The Board of Directors may elect such other officers as they deem necessary, and who shall have such authority and perform such duties as from time to time may be prescribed by the Board of Directors. Two or more offices may be held by the same person except that one person shall not at the same time hold the offices of President and Vice President or the offices of President and Secretary. The officers shall be elected by the Directors or, where specifically provided herein, may be appointed by the President or the Board of Directors and each officer shall hold office for the term to which he is elected or appointed, and until his successor has been elected or appointed and has qualified, or until his earlier resignation, removal from office, death or incapacity to serve.
     5.2 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders, and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof. The Chairman of the Board shall also have such other duties, as the Board of Directors shall designate.
     5.3 President. Unless otherwise specified by the Board of Directors, the President shall be the chief executive officer of the corporation, and shall have the responsibility for the general supervision of the business affairs of the corporation and shall perform whatever other duties the Board of Directors may from time to time prescribe.

     5.4 Secretary. The secretary shall keep minutes of all meetings of the Shareholders and Directors and have charge of the minute books, stock books and seal of the corporation and shall perform such other duties and have such other powers as may from time to time be delegated to him by the President or the Board of Directors.
     5.5 Treasurer. The Treasurer shall be charged with the management of the financial affairs of the corporation and shall have the power to recommend action concerning the corporation’s affairs to the President, and shall perform whatever other duties the Board of Directors may from time to time prescribe.
     5.6 Vice President. In the absence or disability of the President, the Vice Presidents, if any, elected by the Board of Directors shall perform the duties and exercise the powers of the President. He shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the president shall disburse to the Vice Presidents in such specified order of seniority.
     5.7 Assistant Secretary and Assistant Treasurer. Assistants to the Secretary and Treasurer may be appointed and shall have such duties as shall be delegated to them by the President or the Board of Directors.
     5.8 Vacancies. When a vacancy occurs in one of the executive offices by death, resignation, or otherwise, it may be filled by the Board of Directors. The officer so selected shall hold office until his successor is chosen and qualified.
     5.9 Salaries. The Board of Directors shall fix the salaries of the officers of the corporation. The salaries of other agents and employees of the corporation may be fixed by the Board of Directors or by an officer to whom that function has been delegated by the Board.
     5.10 Delegation of Duties. Whenever an officer is absent or whenever for any reason the Board of Directors may deem it desirable, the Board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.
     5.11 Removal of Officers and Agents. An officer or agent of the corporation may be removed by a majority vote of the Board of Directors whenever in their judgement the best interests of the corporation will be served by the removal. The removal shall be without prejudice to the contract rights, if any, of the person so removed.
ARTICLE 6.
CAPITAL STOCK
     6.1 Certificates. The interest of each Shareholder may be evidenced by a certificate or certificates representing shares of stock of the corporation. Any certificates shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation or a facsimile thereof; provided, however, that where such certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of such officers may be facsimiles.
     6.2 Transfers. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate, or by attorney lawfully constituted in writing, and upon surrender of the certificate therefor, or in the case of a certificate alleged to have been lost stolen or destroyed, upon compliance with the provisions of Section 6.4 of these Bylaws.
     6.3 Record Date. In lieu of the closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for a determination of Shareholders entitled to notice of and to vote at any meeting of Shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, such as date to be not more than fifty (50) days and, in case of a meeting of Shareholders, not less than (10) days prior to the date on which the particular action, requiring such determination of Shareholders, is to be taken.
     6.4 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.
ARTICLE 7.
MISCELLANEOUS
     7.1 Inspection of Books. The Board of Directors shall have power to determine which accounts and books of the corporation, if any, shall be open to the inspection of Shareholders, except such as may by law be specifically open to inspection, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts and books which by law or by determination of the Board of Directors shall be open to inspection.
     7.2 Seal. The corporate seal shall be in such form as the Board of Directors may from time to time determine. In the event that it is inconvenient at any time to use the corporate seal of the corporation, the words “Seal” or “Corporate Seal” enclosed in parenthesis or scroll shall be deemed the corporate seal of the corporation.
ARTICLE 8.
AMENDMENT
     8.1 Amendment. The Bylaws of the corporation may be altered, amended, or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that, any Bylaws adopted by the Board of Directors may be altered, amended or repealed, and new Bylaws adopted by the Shareholders. If such action is to be taken at a meeting of the Shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.
ARTICLE 9.
INDEMNIFICATION OF OFFICERS AND DIRECTORS; INSURANCE
     9.1 (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any civil action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgement in its favor by reason of the fact he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     (c) To the extent that the person indemnified under this Bylaw has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.
     (d) The indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be effective upon the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (i) by the Board of Directors by majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of a majority of the shares entitled to vote thereon.
     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the specific case upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.
     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights, in respect of indemnification or otherwise, to which those seeking indemnification may be entitled under any Bylaws or resolution approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon taken at a meeting the notice of which specified that such Bylaw or resolution would be placed before the Shareholders, both as to action by a Director, officer, employee, or agent in his official capacity and as to action in another capacity while holding such office or position, as shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     (g) The corporation and its officers shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
     (h) If, under this section, any expenses or other amounts are paid by way of indemnification, otherwise than by court order or by the Shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of Shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within 15 months from the date of such payment, sent by first class mail to its Shareholders of record at the time entitled to vote for the election of Directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.
     (i) For purposes of this section, references to “the corporation” shall include, in addition to the surviving or new corporation, any merging or consolidating corporation (including any merging or consolidating corporation of a merging or consolidating corporation) absorbed in a merger or consolidation so that any person who is or was a Director, officer, employee or agent of such merging or consolidating corporation, or is or was serving at the request of such consolidating corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity: Provided that no indemnification under the subsections (a) and (b) of this section permitted by this subsection shall be mandatory under this subsection or any bylaw or the surviving or new corporation without the approval of such indemnification by the board of directors or shareholders of the surviving or new corporation, in the manner provided in paragraphs (i) and (iii) of subsection (d) of this section.
ARTICLE 10.
COMMITTEES
     10.1 Executive Committee. (a) The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of two or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of Shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation or removal, or until he shall cease to be a Director.
     (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all of the powers of the Board of Directors in the management of the business affairs of the corporation; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) amending the Articles of Incorporation or Bylaws of the corporation; (ii) adopting a plan of merger or consolidation; (iii) the sale, lease, exchange or other disposition of all or substantially all of the property and assets of the corporation; or (iv) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.
     (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of a majority of the members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedure, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.
     (d) The Executive Committee shall act by a majority vote of its members.
     (e) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.
     10.2 Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.
     10.3 Removal. The Board of Directors shall have power at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.